Exhibit 99.1

NEWS RELEASE

Nabors Announces Third Quarter 2023 Results

HAMILTON, Bermuda, October 25, 2023 /PRNewswire/ - Nabors Industries Ltd. (“Nabors” or the “Company”) (NYSE: NBR) today reported third quarter 2023 operating revenues of $734 million, compared to operating revenues of $767 million in the second quarter. The net loss attributable to Nabors shareholders for the quarter was $49 million, compared to net income of $5 million in the second quarter. This equates to a loss of $6.26 per diluted share, compared to a loss per diluted share of $0.31 in the second quarter. The third quarter results included a charge, related to mark-to-market treatment of Nabors warrants, of $8 million, or $0.86 per diluted share, compared to a gain of $18 million, or $1.95 per diluted share, in the second quarter. Third quarter adjusted EBITDA was $210 million, compared to $235 million in the previous quarter.

Anthony G. Petrello, Nabors Chairman, CEO and President, commented, “Drilling activity across our markets generally met our expectations. As we had anticipated in the Lower 48, rig count decreased in the third quarter but it appears to have bottomed, while leading-edge pricing also seems to have stabilized. The reduced drilling activity in the U.S. did impact our Nabors Drilling Solutions and Rig Technologies results somewhat more than we expected. In line with our forecasts, international markets have continued to expand with higher pricing.

“During the quarter we experienced challenges with our newbuild rigs and some of their critical components in Saudi Arabia, which resulted in deployment delays and significant downtime. We are currently addressing the quality assurance issues on these assets delivered by our third-party supplier. We expect our supplier’s performance to improve rapidly as its local manufacturing experience increases.

“On the positive side, margins in our Lower 48 operation remained at higher levels than in any prior upcycle. During the third quarter we saw the early signs of the expected market upturn. In preparation, we have 14 warm stacked rigs ready to return to work immediately at minimum cost, as soon as drilling activity turns around.

“In our International segment, multiple rigs commenced operations, contributing to an increase in sequential revenue. We are encouraged by the prospects for a significant number of additional rigs in our international markets through 2024 and beyond.

“Broad demand for our technology portfolio in Nabors Drilling Solutions drove meaningful increases in U.S. third-party and international revenue.

“In Rig Technologies, our Energy Transition initiatives continued to gain momentum as we expanded our PowerTAP deployments, and our customers increased their demand for our innovative solutions.”

Segment Results

The U.S. Drilling segment reported $117.4 million in adjusted EBITDA for the third quarter of 2023. Nabors’ average Lower 48 rig count totaled 74. Daily adjusted gross margin in the Lower 48 market averaged $15,855.

NEWS RELEASE

International Drilling adjusted EBITDA totaled $96.2 million. Improved results across multiple markets were offset by start-up expenses in Saudi Arabia and lower rig count in Colombia and Kuwait. International rig count averaged 77, in line with the previous quarter. Daily adjusted gross margin for the third quarter averaged $15,778, down approximately 3% from the prior quarter.

Drilling Solutions adjusted EBITDA declined sequentially by approximately $2.3 million, to $30.4 million. Growth of 8% in both U.S. third-party revenue and international operations was more than offset by decreased Lower 48 activity on the reductions in Nabors rig count.

In Rig Technologies, adjusted EBITDA totaled $7.2 million, compared to $6.4 million in the second quarter. Increases in aftermarket margins and growth from the Energy Transition products accounted for the sequential improvement in adjusted EBITDA.

Adjusted Free Cash Flow

Adjusted free cash flow was negative $5 million in the third quarter. Capital expenditures totaled $157 million, which included $52 million for the newbuilds in Saudi Arabia. This compares to $152 million in the second quarter, including $66 million supporting the newbuilds in Saudi Arabia.

At the end of the third quarter, net debt was $2.1 billion.

William Restrepo, Nabors CFO, stated, “The results delivered by our operating rigs were encouraging. Our rig count in the Lower 48 held up well in the third quarter despite total market rig count landing a bit below expectations. In addition, our revenue per day and daily gross margin remained near the record high levels set the prior quarter. We remain well positioned to take advantage of any recovery in U.S. drilling activity. Internationally we continued to deploy rigs at attractive pricing, offsetting the contract expirations in Colombia and Kuwait. In the fourth quarter we expect rig count increases in the U.S. as well as in international markets, as compared to the current levels. And we expect Nabors Drilling Solutions to resume its growth trajectory.

“During the quarter, on top of the $5 million EBITDA shortfall on our new builds in Saudi Arabia, we faced several unexpected items that negatively affected our adjusted free cash flow. Most of these were one-offs or timing shifts across quarters. Capital expenditures were the largest of these items as they exceeded our forecast by $33 million. This increase was driven by higher capital spending in Saudi Arabia and by the $9.5 million purchase of our operating base in Vaca Muerta, Argentina. We had been attempting without success to lock in this critical facility over the last couple of years and had the opportunity to do so during the third quarter. We expect capital spending to fall materially in the fourth quarter as these items should not repeat. In addition, our accounts receivable and other working capital items were approximately $40 million higher than we had forecast at the end of last quarter. We expect this impact to reverse in the fourth quarter.

“Mainly as a result of higher capital expenditures, an EBITDA shortfall in Saudi Arabia of $11 million in the second half, and lower NDS and Rig Technologies EBITDA of about $13 million combined in the second half, our full year free cash flow is now expected to total $225 to $250 million, as compared to our prior forecast at the end of the second quarter of $300 to $350 million. The impact from higher capital expenditures during the second half, an increment of approximately $40 million, comes from the acceleration of deployments in Algeria, which will shift $20 million in capital expenditures from early 2024 into the fourth quarter of 2023, from capital spending in Saudi Arabia which is expected to be some $10 million higher than forecast earlier, and from the acquisition of the Vaca Muerta base, which was not part of our prior forecast.

NEWS RELEASE

“We are now beginning the forecasting process for 2024. Although we are not yet ready to discuss these projections, we do expect meaningful year over year increases in both EBITDA and free cash flow.”

Outlook

Nabors expects the following metrics for the fourth quarter 2023:

U.S. Drilling

o	Lower 48 average rig count of 72 - 74 rigs

o	Lower 48 adjusted gross margin per day of $15,000 - $15,200

o	Alaska and Gulf of Mexico adjusted EBITDA up by $1.5 million

International

o	Rig count up by one to two rigs versus the third quarter average

o	Adjusted gross margin per day of approximately $16,200 - $16,300

Drilling Solutions

o	Adjusted EBITDA up by approximately 10% vs the third quarter

Rig Technologies

o	Adjusted EBITDA up by approximately 20% vs the third quarter

Capital Expenditures

o	Capital expenditures of $95 million, with approximately $35 million for the newbuilds in Saudi Arabia

Adjusted Free Cash Flow

o	Adjusted free cash flow for the fourth quarter of $165 to $190 million and for the full year 2023 of $225 to $250 million

Mr. Petrello concluded, “As we look to the fourth quarter, we expect improvements in our financial results, especially in free cash flow. With the international expansion already in hand, and the indications we have seen for growth in the U.S., we are positioned for meaningful improvement in 2024. The momentum we are now generating with our Energy Transition initiatives gives us additional confidence in this positive outlook.”

NEWS RELEASE

About Nabors Industries

Nabors Industries (NYSE: NBR) is a leading provider of advanced technology for the energy industry. With presence in more than 20 countries, Nabors has established a global network of people, technology and equipment to deploy solutions that deliver safe, efficient and responsible energy production. By leveraging its core competencies, particularly in drilling, engineering, automation, data science and manufacturing, Nabors aims to innovate the future of energy and enable the transition to a lower-carbon world. Learn more about Nabors and its energy technology leadership: www.nabors.com.

Forward-looking Statements

The information included in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to a number of risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, Nabors' actual results may differ materially from those indicated or implied by such forward-looking statements. The forward-looking statements contained in this press release reflect management's estimates and beliefs as of the date of this press release. Nabors does not undertake to update these forward-looking statements.

Non-GAAP Disclaimer

This press release presents certain “non-GAAP” financial measures. The components of these non-GAAP measures are computed by using amounts that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Adjusted operating income (loss) represents income (loss) from continuing operations before income taxes, interest expense, investment income (loss), and other, net. Adjusted EBITDA is computed similarly, but also excludes depreciation and amortization expenses. In addition, adjusted EBITDA and adjusted operating income (loss) exclude certain cash expenses that the Company is obligated to make. Net debt is calculated as total debt minus the sum of cash, cash equivalents and short-term investments.

Adjusted free cash flow represents net cash provided by operating activities less cash used for capital expenditures, net of proceeds from sales of assets. Management believes that adjusted free cash flow is an important liquidity measure for the company and that it is useful to investors and management as a measure of the company’s ability to generate cash flow, after reinvesting in the company for future growth, that could be available for paying down debt or other financing cash flows, such as dividends to shareholders. Management believes that this non-GAAP measure is useful information to investors when comparing our cash flows with the cash flows of other companies.

NEWS RELEASE

Each of these non-GAAP measures has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including Adjusted EBITDA, adjusted operating income (loss), net debt, and adjusted free cash flow, because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors also use these measures as some of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. Reconciliations of consolidated adjusted EBITDA and adjusted operating income (loss) to income (loss) from continuing operations before income taxes, net debt to total debt, and adjusted free cash flow to net cash provided by operations, which are their nearest comparable GAAP financial measures, are included in the tables at the end of this press release. We do not provide a forward-looking reconciliation of our outlook for Segment Adjusted EBITDA, Segment Gross Margin or Adjusted Free Cash Flow, as the amount and significance of items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.

Investor Contacts:  William C. Conroy, CFA, Vice President of Corporate Development & Investor Relations, +1 281-775-2423 or via e-mail william.conroy@nabors.com, or Kara Peak, Director of Corporate Development & Investor Relations, +1 281-775-4954 or via email kara.peak@nabors.com. To request investor materials, contact Nabors' corporate headquarters in Hamilton, Bermuda at +441-292-1510 or via e-mail mark.andrews@nabors.com

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands, except per share amounts)	2023	2022	2023	2023	2022
Revenues and other income:
Operating revenues	$733,974	$694,136	$767,067	$2,280,180	$1,893,618
Investment income (loss)	10,169	4,813	11,743	31,778	5,798
Total revenues and other income	744,143	698,949	778,810	2,311,958	1,899,416

Costs and other deductions:
Direct costs	447,751	432,311	455,531	1,365,611	1,208,820
General and administrative expenses	62,182	57,594	63,232	187,144	169,400
Research and engineering	14,016	13,409	13,281	42,371	36,028
Depreciation and amortization	161,337	169,857	159,698	484,066	496,231
Interest expense	44,042	43,841	46,164	135,347	133,650
Other, net	35,546	(25,954)	(1,775)	(8,604)	68,975
Total costs and other deductions	764,874	691,058	736,131	2,205,935	2,113,104

Income (loss) before income taxes	(20,731)	7,891	42,679	106,023	(213,688)
Income tax expense (benefit)	10,513	12,352	26,448	59,976	35,376

Net income (loss)	(31,244)	(4,461)	16,231	46,047	(249,064)
Less: Net (income) loss attributable to noncontrolling interest	(17,672)	(9,322)	(11,620)	(41,128)	(32,132)
Net income (loss) attributable to Nabors	$(48,916)	$(13,783)	$4,611	$4,919	$(281,196)

Earnings (losses) per share:
Basic	$(6.26)	$(1.80)	$(0.31)	$(2.79)	$(32.72)
Diluted	$(6.26)	$(1.80)	$(0.31)	$(2.79)	$(32.72)

Weighted-average number of common shares outstanding:
Basic	9,148	9,099	9,195	9,168	8,830
Diluted	9,148	9,099	9,195	9,168	8,830

Adjusted EBITDA	$210,025	$190,822	$235,023	$685,054	$479,370

Adjusted operating income (loss)	$48,688	$20,965	$75,325	$200,988	$(16,861)

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	June 30,	December 31,
(In thousands)	2023	2023	2022
ASSETS
Current assets:
Cash and short-term investments	$406,643	$429,059	$452,315
Accounts receivable, net	324,970	297,388	327,397
Other current assets	228,941	251,687	220,911
Total current assets	960,554	978,134	1,000,623
Property, plant and equipment, net	2,945,964	2,963,898	3,026,100
Other long-term assets	820,332	521,235	703,131
Total assets	$4,726,850	$4,463,267	$4,729,854

LIABILITIES AND EQUITY
Current liabilities:
Trade accounts payable	$287,228	$301,751	$314,041
Other current liabilities	241,475	242,514	282,349
Total current liabilities	528,703	544,265	596,390
Long-term debt	2,501,339	2,503,250	2,537,540
Other long-term liabilities	314,441	310,263	380,529
Total liabilities	3,344,483	3,357,778	3,514,459

Redeemable noncontrolling interest in subsidiary	834,195	513,817	678,604

Equity:
Shareholders' equity	348,234	402,650	368,956
Noncontrolling interest	199,938	189,022	167,835
Total equity	548,172	591,672	536,791
Total liabilities and equity	$4,726,850	$4,463,267	$4,729,854

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

SEGMENT REPORTING

(Unaudited)

The following tables set forth certain information with respect to our reportable segments and rig activity:

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands, except rig activity)	2023	2022	2023	2023	2022
Operating revenues:
U.S. Drilling	$276,385	$297,178	$314,830	$941,867	$767,769
International Drilling	344,780	306,355	337,650	1,002,478	881,705
Drilling Solutions	72,831	61,981	76,855	224,729	172,042
Rig Technologies (1)	61,437	50,496	63,565	183,481	132,326
Other reconciling items (2)	(21,459)	(21,874)	(25,833)	(72,375)	(60,224)
Total operating revenues	$733,974	$694,136	$767,067	$2,280,180	$1,893,618

Adjusted EBITDA: (3)
U.S. Drilling	$117,357	$114,486	$141,446	$415,292	$276,122
International Drilling	96,175	85,922	98,331	283,114	239,616
Drilling Solutions	30,419	25,612	32,756	95,089	68,363
Rig Technologies (1)	7,221	4,818	6,408	18,583	7,138
Other reconciling items (4)	(41,147)	(40,016)	(43,918)	(127,024)	(111,869)
Total adjusted EBITDA	$210,025	$190,822	$235,023	$685,054	$479,370

Adjusted operating income (loss): (5)
U.S. Drilling	$49,582	$37,776	$75,408	$210,859	$40,213
International Drilling	9,862	(907)	10,407	22,226	(2,629)
Drilling Solutions	25,341	20,099	28,351	80,830	53,068
Rig Technologies (1)	4,995	3,412	5,052	13,741	2,788
Other reconciling items (4)	(41,092)	(39,415)	(43,893)	(126,668)	(110,301)
Total adjusted operating income (loss)	$48,688	$20,965	$75,325	$200,988	$(16,861)

Rig activity:
Average Rigs Working: (7)
Lower 48	73.7	92.1	81.6	82.8	88.3
Other US	6.7	7.7	7.0	6.9	7.2
U.S. Drilling	80.4	99.8	88.6	89.7	95.5
International Drilling	77.2	74.6	77.1	76.9	73.6
Total average rigs working	157.6	174.4	165.7	166.6	169.1

Daily Rig Revenue: (6),(8)
Lower 48	$35,697	$29,190	$36,751	$36,324	$26,050
Other US	56,163	70,661	65,860	64,312	70,953
U.S. Drilling (10)	37,397	32,380	39,049	38,474	29,449
International Drilling	48,528	44,658	48,106	47,728	43,859

Daily Adjusted Gross Margin: (6),(9)
Lower 48	$15,855	$11,165	$16,890	$16,505	$9,225
Other US	27,631	38,034	35,932	33,618	37,215
U.S. Drilling (10)	16,833	13,232	18,394	17,820	11,371
International Drilling	15,778	14,589	16,276	15,762	14,033

(1)	Includes our oilfield equipment manufacturing activities.

(2)	Represents the elimination of inter-segment transactions related to our Rig Technologies operating segment.

(3)	Adjusted EBITDA represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, other, net and depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted EBITDA excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. A reconciliation of this non-GAAP measure to net income (loss), which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading "Reconciliation of Non-GAAP Financial Measures to Net Income (Loss)".

(4)	Represents the elimination of inter-segment transactions and unallocated corporate expenses.

(5)	Adjusted operating income (loss) represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense and other, net. Adjusted operating income (loss) is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted operating income (loss) excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. A reconciliation of this non-GAAP measure to net income (loss), which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading "Reconciliation of Non-GAAP Financial Measures to Net Income (Loss)".

(6)	Rig revenue days represents the number of days the Company's rigs are contracted and performing under a contract during the period. These would typically include days in which operating, standby and move revenue is earned.

(7)	Average rigs working represents a measure of the average number of rigs operating during a given period. For example, one rig operating 45 days during a quarter represents approximately 0.5 average rigs working for the quarter. On an annual period, one rig operating 182.5 days represents approximately 0.5 average rigs working for the year. Average rigs working can also be calculated as rig revenue days during the period divided by the number of calendar days in the period.

(8)	Daily rig revenue represents operating revenue, divided by the total number of revenue days during the quarter.

(9)	Daily adjusted gross margin represents operating revenue less direct costs, divided by the total number of rig revenue days during the quarter.

(10)	The U.S. Drilling segment includes the Lower 48, Alaska, and Gulf of Mexico operating areas.

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

Reconciliation of Earnings per Share

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(in thousands, except per share amounts)	2023	2022	2023	2023	2022
BASIC EPS:
Net income (loss) (numerator):
Income (loss), net of tax	$(31,244)	$(4,461)	$16,231	$46,047	$(249,064)
Less: net (income) loss attributable to noncontrolling interest	(17,672)	(9,322)	(11,620)	(41,128)	(32,132)
Less: deemed dividends to SPAC public shareholders	(823)	—	—	(8,180)	—
Less: accrued distribution on redeemable noncontrolling interest in subsidiary	(7,517)	(2,601)	(7,436)	(22,307)	(7,720)
Numerator for basic earnings per share:
Adjusted income (loss), net of tax - basic	$(57,256)	$(16,384)	$(2,825)	$(25,568)	$(288,916)

Weighted-average number of shares outstanding - basic	9,148	9,099	9,195	9,168	8,830
Earnings (losses) per share:
Total Basic	$(6.26)	$(1.80)	$(0.31)	$(2.79)	$(32.72)

DILUTED EPS:
Adjusted income (loss), net of tax - diluted	$(57,256)	$(16,384)	$(2,825)	$(25,568)	$(288,916)

Weighted-average number of shares outstanding - diluted	9,148	9,099	9,195	9,168	8,830
Earnings (losses) per share:
Total Diluted	$(6.26)	$(1.80)	$(0.31)	$(2.79)	$(32.72)

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO ADJUSTED OPERATING INCOME (LOSS) BY SEGMENT

(Unaudited)

(In thousands)

	Three Months Ended September 30, 2023
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$49,582	$9,862	$25,341	$4,995	$(41,092)	$48,688
Depreciation and amortization	67,775	86,313	5,078	2,226	(55)	161,337
Adjusted EBITDA	$117,357	$96,175	$30,419	$7,221	$(41,147)	$210,025

	Three Months Ended September 30, 2022
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$37,776	$(907)	$20,099	$3,412	$(39,415)	$20,965
Depreciation and amortization	76,710	86,829	5,513	1,406	(601)	169,857
Adjusted EBITDA	$114,486	$85,922	$25,612	$4,818	$(40,016)	$190,822

	Three Months Ended June 30, 2023
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$75,408	$10,407	$28,351	$5,052	$(43,893)	$75,325
Depreciation and amortization	66,038	87,924	4,405	1,356	(25)	159,698
Adjusted EBITDA	$141,446	$98,331	$32,756	$6,408	$(43,918)	$235,023

	Nine Months Ended September 30, 2023
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$210,859	$22,226	$80,830	$13,741	$(126,668)	$200,988
Depreciation and amortization	204,433	260,888	14,259	4,842	(356)	484,066
Adjusted EBITDA	$415,292	$283,114	$95,089	$18,583	$(127,024)	$685,054

	Nine Months Ended September 30, 2022
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$40,213	$(2,629)	$53,068	$2,788	$(110,301)	$(16,861)
Depreciation and amortization	235,909	242,245	15,295	4,350	(1,568)	496,231
Adjusted EBITDA	$276,122	$239,616	$68,363	$7,138	$(111,869)	$479,370

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF ADJUSTED GROSS MARGIN BY SEGMENT TO ADJUSTED OPERATING INCOME (LOSS) BY SEGMENT

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(in thousands)	2023	2022	2023	2023	2022
Lower 48 - U.S. Drilling
Adjusted operating income (loss)	$40,366	$25,551	$60,496	$174,933	$10,018
Plus: General and administrative costs	5,239	4,798	5,209	15,503	13,983
Plus: Research and engineering	1,389	1,652	1,189	4,098	4,902
GAAP Gross Margin	46,994	32,001	66,894	194,534	28,903
Plus: Depreciation and amortization	60,447	62,583	58,533	178,487	194,139
Adjusted gross margin	$107,441	$94,584	$125,427	$373,021	$223,042

Other - U.S. Drilling
Adjusted operating income (loss)	$9,216	$12,225	$14,912	$35,926	$30,195
Plus: General and administrative costs	331	343	323	999	1,034
Plus: Research and engineering	90	157	132	349	428
GAAP Gross Margin	9,637	12,725	15,367	37,274	31,657
Plus: Depreciation and amortization	7,329	14,127	7,504	25,945	41,770
Adjusted gross margin	$16,966	$26,852	$22,871	$63,219	$73,427

U.S. Drilling
Adjusted operating income (loss)	$49,582	$37,776	$75,408	$210,859	$40,213
Plus: General and administrative costs	5,570	5,141	5,532	16,502	15,017
Plus: Research and engineering	1,479	1,809	1,321	4,447	5,330
GAAP Gross Margin	56,631	44,726	82,261	231,808	60,560
Plus: Depreciation and amortization	67,776	76,710	66,037	204,432	235,909
Adjusted gross margin	$124,407	$121,436	$148,298	$436,240	$296,469

International Drilling
Adjusted operating income (loss)	$9,862	$(907)	$10,407	$22,226	$(2,629)
Plus: General and administrative costs	14,300	12,599	14,089	42,725	38,137
Plus: Research and engineering	1,622	1,558	1,821	5,229	4,360
GAAP Gross Margin	25,784	13,250	26,317	70,180	39,868
Plus: Depreciation and amortization	86,313	86,830	87,924	260,887	242,247
Adjusted gross margin	$112,097	$100,080	$114,241	$331,067	$282,115

Adjusted gross margin by segment represents adjusted operating income (loss) plus general and administrative costs, research and engineering costs and depreciation and amortization.

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO NET INCOME (LOSS)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands)	2023	2022	2023	2023	2022
Net income (loss)	(31,244)	(4,461)	16,231	46,047	(249,064)
Income tax expense (benefit)	10,513	12,352	26,448	59,976	35,376
Income (loss) from continuing operations before income taxes	(20,731)	7,891	42,679	106,023	(213,688)
Investment (income) loss	(10,169)	(4,813)	(11,743)	(31,778)	(5,798)
Interest expense	44,042	43,841	46,164	135,347	133,650
Other, net	35,546	(25,954)	(1,775)	(8,604)	68,975
Adjusted operating income (loss) (1)	48,688	20,965	75,325	200,988	(16,861)
Depreciation and amortization	161,337	169,857	159,698	484,066	496,231
Adjusted EBITDA (2)	$210,025	$190,822	$235,023	$685,054	$479,370

(1) Adjusted operating income (loss) represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, and other, net. Adjusted operating income (loss) is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted operating income (loss) excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently.

(2) Adjusted EBITDA represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, other, net and depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted EBITDA excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently.

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF NET DEBT TO TOTAL DEBT

(Unaudited)

	September 30,	June 30,	December 31,
(In thousands)	2023	2023	2022
Long-term debt	$2,501,339	$2,503,250	$2,537,540
Less: Cash and short-term investments	406,643	429,059	452,315
Net Debt	$2,094,696	$2,074,191	$2,085,225

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED FREE CASH FLOW TO

NET CASH PROVIDED BY OPERATING ACTIVITIES

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	June 30,	September 30,
(In thousands)	2023	2023	2023
Net cash provided by operating activities	$133,425	$168,466	$455,941
Add: Capital expenditures, net of proceeds from sales of assets	(138,583)	(141,683)	(397,018)
Adjusted free cash flow	$(5,158)	$26,783	$58,923

Adjusted free cash flow represents net cash provided by operating activities less cash used for capital expenditures, net of proceeds from sales of assets.  Management believes that adjusted free cash flow is an important liquidity measure for the company and that it is useful to investors and management as a measure of the company’s ability to generate cash flow, after reinvesting in the company for future growth, that could be available for paying down debt or other financing cash flows, such as dividends to shareholders.  Adjusted free cash flow does not represent the residual cash flow available for discretionary expenditures.  Adjusted free cash flow is a non-GAAP financial measure that should be considered in addition to, not as a substitute for or superior to, cash flow from operations reported in accordance with GAAP.